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Exhibit 3.10

         AMENDED AND RESTATED BY-LAWS
OF
AEROJET ORDNANCE TENNESSEE, INC.
Amended December 3, 2001

ARTICLE I
PRINCIPAL OFFICE

        The principal office for the transaction of business of the Corporation is hereby fixed and located at Jonesboro, Tennessee.

ARTICLE II
SCOPE OF BUSINESS

        The Corporation shall engage in any part or all of the business or the businesses in which the Corporation is entitled by its Charter to engage, as the Board of Directors may from time to time determine, in such places and out of such offices as the Board of Directors may establish.

ARTICLE III
STOCK

Section 1. Classification.

        The maximum number of shares of stock which this Corporation is authorized to have outstanding at any one time shall be FIVE THOUSAND (5,000) shares of common stock, of no par value, in which shall be vested all the powers and privileges of the stockholders of this Corporation.

Section 2. Stock Rights.

        The right of the holders of shares of stock shall be those as in the Charter made and provided. When paid for as subscribed, all stock shall be issued as fully paid and non-assessable.

Section 3. Stock Certificates.

        Certificates of stock of each class shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented with the number of shares and the date thereof. Such certificates shall exhibit the name of the Corporation, the holders' name and the number of shares. They shall be signed by the President and countersigned by the Secretary or a facsimile of such signature, and may otherwise be of such form or design as the Directors may decide.

Section 4. Transfer of Stock.

        The stock of the Corporation shall be assignable and transferrable on the books of the Corporation only by the person in whose name it appears on said books, or legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificates must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the stockholders.

ARTICLE IV
STOCKHOLDERS

Section 1. Meetings.

  (a)
  Time. The annual meeting of the stockholders shall be held on the second Tuesday in November in each and every year, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, for the purposes of electing Directors and of transacting such other business as may come before the meeting.

  (b)
  Special Meetings. Special meetings of stockholders other than those regulated by statute may be called at any time by the President or by a majority of the Directors, or by the holders of a majority of the common stock of the Corporation, upon ten days notice to each stockholder of record, such notice to contain a statement of the business to be transacted at such meeting, and to be served personally or sent through the post office, addressed to each of such stockholders of record at his last known post office address; but at any meting at which all common stockholders shall be present, or of which common stockholders not present have waived notice in writing, the giving of notice, as above described, and any limitation as to place may be dispensed with. The President and the Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than on-half of the common stock of the company. No business other than that specified in the call for the meeting, shall be transacted at any special meeting of the stockholders.

  (c)
  Place of Meeting. The annual meeting of the stockholders shall be held at the official office of the Corporation; provided, that the place of holding the annual meeting of the stockholders may be changed by resolution of the Board of Directors or by the stockholders adopted at least sixty (60) days before the holding of such meeting, in which case or cases, the Secretary of the Corporation, hereinafter provided for, shall give notice of such change to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the holding of such meeting; and provided further, that at any meeting at which all common stockholders not present have waived notice in writing, the antecedent resolution and the giving of notice as above required may be dispensed with.

  (d)
  Quorum. At all meetings of stockholders, except where it is otherwise provided by law, it shall be necessary that the stockholders representing in person or by proxy a majority of the outstanding common stock shall be present at any meeting, said meeting may be adjourned from time to time without further notice other than by announcement at the meeting, until holders of the requisite amount of common stock to constitute a quorum shall attend, and when at such times of an adjourned meeting a quorum does attend, any business may be transacted which might have been transacted at the meeting as originally called.

  (e)
  Officers of Stockholders Meetings. The President of the Corporation, hereinafter provided for, will call meetings of the stockholders to order and shall act as chairman of such meetings, or in the absence of the President the stockholders present may appoint one of their number to act as Chairman at any meeting. The Secretary of the Corporation shall acts as Secretary at all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

  (f)
  Voting. At all meetings of the stockholders, on any question, the manner of deciding which is not specifically regulated by statute, or the Charter, or any amendment thereon, shall be decided by a stock vote; each common stockholder present in person or by proxy shall be entitled to cast one vote for each share of common stock owned or represented by him. All voting shall take place by ballot unless this method of voting shall be waived by unanimous consent. Each ballot shall state the name of the stockholder voting and the number of shares of common stock owned by him, and in addition if such ballot be cast by proxy, the name of the proxy shall be stated. All decisions of stockholders must be made by the vote of a majority of the common stock issued and outstanding on the books of the company at the time the question is presented for a vote as herein provided. The casting of all votes at special meetings of stockholders shall be governed by the provisions of the General Corporation Laws of this State.

ARTICLE V
DIRECTORS

Section 1. Number.

        The affairs and business of this corporation shall be managed by a Board of Directors of three (3) persons who need not be stockholders of record.

Section 2. How Elected.

        At the annual meeting of stockholders, the persons who each receive a vote of the plurality of the stock issued and outstanding upon the books of the Corporation shall be directors and shall constitute the Board of Directors for the ensuing year. Each member of the Board shall be elected separately. Only stockholders entitled will be allowed to vote for the director or directors representing their class of stock.

Section 3. Term of Office.

        The term of office of each of the directors shall be one year, unless sooner removed at special meeting of Stockholders as hereinafter provided for, and thereafter until his successor has been elected.

Section 4. Duties of Directors.

        The Board of Directors shall have the control and general management of the affairs and business of the company. Such directors shall in all cases act as a Board, regularly convened, by a majority and they may adopt such rules and regulations for the conduct of their meetings and the management of the company as they may deem proper, not consistent with these By-Laws, the Charter and the laws of the State of Tennessee.

Section 5. Directors Meetings.

        Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President upon the written request of two directors.

Section 6. Notice of Meetings.

        Notice of meetings other than the regular annual meeting shall be given by service upon each director in person or by mailing to him at his last known post office address, at least two days before the date therein designated for such meeting, including the date of mailing, a written or printed notice thereof specifying the time and place of such meeting, and the business before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which all members of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Section 7. Quorum.

        At any meeting of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting from time to time, without further notice until a quorum is present.

Section 8. Vacancies.

        If any director shall die or be removed, his place among the directors is to become vacant. Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, the same shall be filled without undue delay by the Directors remaining in office for the remaining portion of the term vacated.

Section 9. Removal of Directors.

        Any one or more of the directors may be removed for cause, at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose, or at the annual meeting.

Section 10. Compensation.

        The directors, as such, may be compensated as the Board of Directors may from time to time provide, and shall be paid for other work or services as they may render.

ARTICLE VI
OFFICERS

Section 1. Number.

        There shall be elected the following officers of the Company:

  1.
  Chairman of the Board;

  2.
  President;

  3.
  Vice President;

  4.
  Secretary;

  5.
  Treasurer; and

  6.
  Such additional Assistant Secretaries or Assistant Treasurers as the Board of Directors shall deem necessary and appropriate.

        Any person may hold more than one office, except that the President shall not be Secretary, or an Assistant Secretary of the Corporation.

Section 2. Election.

        All officers of the Company shall be elected by the Board of Directors once annually at a meeting of the Board of Directors immediately following the annual meeting of shareholders of this Company. Such officers shall hold office for the term of one year, or until their successors are duly elected.

Section 3. Duties of Officers

        The duties and powers of the officers of the company shall be as determined from time to time by resolution of the Board of Directors of the Company, and shall include the following duties and powers:

  Chairman of the Board.

        The Chairman of the Board shall be the chief executive officer of the Company, shall preside at all meetings of the shareholders and of the Board of Directors of the Company, and shall have general supervision over the management of the business of the Company.

  President.

        The President shall be the chief operating officer of the Company, and shall see that all orders, resolutions, and directives of the Board of Directors are carried into effect. Upon delegation of such authority to the President by the Chairman of the Board, the President shall execute, deliver, and implement the performance of such contracts, agreements, and undertakings as shall be necessary and appropriate for the conduct of the Company's business in its ordinary course.

  Vice President.

        The Vice President shall, in the absence of the President, exercise the powers and carry out the responsibilities of the President of the Company. Upon delegation of such authority to the Vice President by the Chairman of the Board, the Vice President shall execute, deliver, and implement the performance of such contracts, agreements, and undertakings as shall be necessary and appropriate for the conduct of the Company's business in its ordinary course.

  Secretary; and Assistant Secretaries.

        The Secretary shall attend all meetings of the Board of Directors and the meetings of the shareholders of the Company and prepare and maintain a record of such proceedings. He shall give notice of all regular or special meetings of the Board of Directors and the shareholders of the company if and to the extent such notices are required by law or by these By-Laws. He shall keep in safe custody the seal of this Company and when authorized by the Board of Directors, or by the Chairman of the Board of or his delegate shall affix such seal to any instrument requiring it, and when so affixed, attest to the authenticity thereof. The Assistant Secretaries shall, at the direction of the Chairman of the Board or his delegate, perform such duties of the Secretary which, in the absence of the Secretary, may be necessary or appropriate.

  Treasurer; and Assistant Treasurers.

        The Treasurer shall have the care and custody of, and be responsible for, all the funds and securities of the corporation and deposit all such funds in the name of the corporation in such bank or banks, trust company or trust companies, or safe deposit vaults as the Board of Directors may designate. He shall pay out and dispose of the moneys for the corporation, and receipt therefor, under the direction of the President or the Board of Directors. He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the company upon application at the office of the corporation during business hours. He shall render a statement of the condition of the finances of the corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him and a full financial report at the annual meeting of the stockholders. He shall keep at the office of the corporation correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer.

        The Assistant Treasurer shall, at the direction of the Chairman of the Board or his delegate, perform such duties of the Treasurer in the absence or unavailability of the Treasurer shall be necessary and appropriate.

ARTICLE VII.
MISCELLANEOUS

Section 1. Dividends: When Declared.

        The Board of Directors shall vote and declare dividends from surplus profits of the corporation whenever, in their opinion, the condition of the corporation's affairs will render it expedient for such dividends to be declared.

Section 2. Bills, Notes, Etc: How Made.

        All bills payable, notes, checks or other negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by the president or treasurer or as the Board of Directors may otherwise authorize or allow.

ARTICLE VIII
SEAL

Section 1. How Amended.

        These By-Laws may be altered, amended, repealed or added to by an affirmative vote of the stockholders representing a majority of the outstanding common stock at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record at his last known post office address, at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specifically in the notice shall be made. If, however, all the holders of common stock shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without previous notice.

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  Exhibit 3.10
ARTICLE I PRINCIPAL OFFICE
ARTICLE II SCOPE OF BUSINESS
ARTICLE III STOCK
ARTICLE IV STOCKHOLDERS
ARTICLE V DIRECTORS
ARTICLE VI OFFICERS
ARTICLE VII. MISCELLANEOUS
ARTICLE VIII SEAL